Exhibit 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-225992 on Form S-8 of our report dated June 26, 2026, relating to the financial statements and supplemental schedule of American Income Life Insurance Company Exempt 401(k) Profit Sharing Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 26, 2026